Exhibit 10.5

KIMBALL HILL HOMES

FORM OF STOCK OPTION AGREEMENT

This Kimball Hill Homes Stock Option Agreement (‘Agreement”) dated effective as of December 31, 2001 by and between Kimball Hill, Inc., an Illinois corporation (“Company”) and                                                              (“Optionee”).

R E C I T A L S

A.            The Company originally adopted, effective as of October 31, 1995, the Kimball Hill Homes Incentive Stock Option Plan for the purpose of giving the Company the opportunity to designate certain key employees of the Company or of any subsidiary of the Company to have the opportunity to acquire common stock of the Company through incentive stock options (“Options”) which are intended to qualify under Section 422 of the Internal Revenue Code, as amended (“Code”).

B.            The Company modified the Kimball Hill Homes Incentive Stock Option Plan by a First Amendment effective as of October 31, 1996, a Second Amendment effective as of December 31, 1997, a Third Amendment effective as of December 31, 1998, a Fourth Amendment effective as of December 31, 1999, a Fifth Amendment effective as of December 31, 2000 and a Sixth Amendment effective as of December 31, 2001 (the Kimball Hill Homes Incentive Stock Option Plan and all such amendments collectively referred to as the “Plan”), which among other things makes additional Options available to certain key employees.

C.            The Company has pursuant to the intent and provisions of the Plan designated the Optionee as such a key employee to be eligible for such Option rights.

D.            The Company and the Optionee entered into previous Kimball Hill Homes Stock Option Agreements under which Options were granted to the Optionee.

E.             The Company desires to make available to the Optionee additional Options for a specified number of shares of stock of the Company in addition to those already offered to the Optionee in previous Stock Option Agreements.

F.             Optionee does not own ten percent (10%) or more of the voting stock of the Company at the effective date of this Agreement.

G.            The Company and the Optionee desire to provide in this Agreement, which includes the Plan, for all of the terms and conditions of the additional Options granted to the Optionee.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

1.                                      Grant of Option.

(a)           The Optionee is granted by the Company an Option to acquire stock of the Company, commencing as of the effective date of this Agreement, as follows:

(i)                                     Number of shares subject to Option:

(ii)                                  Option exercise price per share: $17.00

(iii)                               Expiration of Option: December 31, 2005

(b)           This Option is intended to be treated as an incentive stock option under Section 422 of the Code.

2.                                      Date When Option Is Exercisable.

This Option may be exercised in the manner provided in this Agreement at any time from the date of this Agreement but not after the expiration date indicated in paragraph 1 above.

3.                                      Exercise of Option in Installments.

This Option may be exercised in installments but in not less than 1,000 share increments. Accordingly, the Optionee may at any time exercise the Option for less than all of the Option shares as long as no single exercise is for less than 1,000 shares or for any amounts other than in 1,000 share increments. In any event the total shares acquired by exercise of the Option cannot exceed the amount indicated in paragraph 1 above.

4.                                      Termination of Option Rights.

The right to exercise this Option is subject to additional restrictions, limitations and clarifications as follows:

(a)           If the Optionee’s employment by the Company or any of its subsidiaries is terminated for cause or by reason of Optionee’s resignation, then all Option rights granted under this Agreement shall immediately terminate. Termination of employment for cause as used in this Agreement shall be determined in the sole discretion of the Company. Without limiting acts or omissions which can or may constitute cause, termination for cause includes (i) the commission of a criminal or other act that causes or probably will cause substantial economic damage to the Company or a subsidiary or affiliated company or substantial injury to the business reputation of the Company or a subsidiary or affiliated company; (ii) the commission by the Optionee of an act of fraud in the performance of such Optionee’s duties or a breach of any fiduciary duties of the Optionee to the Company; (iii) the continuing failure of Optionee to perform the duties of the Optionee that are assigned to him; (iv) a material violation of Company personnel manuals or similar or other directives or a continuing pattern of violations after warnings or requests to cease and desist from such violations; (v) a material breach by Optionee of any obligation of him under any contract with or other commitment to the Company or any of its subsidiaries or affiliates; (vi) any act or failure to act of or by the Optionee which is or could be materially injurious to or not in the best interests of the Company or a subsidiary or affiliated company; or (vii) failure to meet goals and targets established by the Company for the Optionee which causes material loss to the Company or which otherwise materially and adversely affects the Company.

(b)           If the Optionee’s employment by the Company or any of its subsidiaries terminates for any reason other than for cause or by reason of Optionee’s resignation, then the Optionee’s Option rights under this Agreement shall continue but shall terminate on the earlier of (i) three (3) months after the Optionee’s termination of employment or (ii) the expiration date indicated in paragraph 1 above.

(c)           All Option rights of the Optionee under this Agreement shall immediately terminate if the Optionee attempts to or does transfer any Option rights granted in violation of the Plan or if the Optionee is otherwise in breach of any of the terms and conditions of the Plan including this Agreement or if the Optionee has for any reason sold stock of the Company previously acquired pursuant to the Plan in violation of applicable securities laws or this Agreement.

(d)           Optionee’s right to exercise the Option rights shall not be terminated solely because the Company has made a public offering of any of its voting stock subject, however, in all cases to all restrictions and limitations which may be applicable to the public offering and to the Option rights granted under this Agreement by all applicable securities laws.

5.             Exercise of Option.

This Option shall be exercised by the Optionee by giving written notice of exercise to the Company. Such notice shall be directed to the Chairman of the Company with a copy to the Chief Financial Officer of the Company and shall specify the number of shares to be purchased. Such notice shall either include Optionee’s check payable to the Company representing payment in full for all of the shares being acquired pursuant to the exercise of such Option or, if Optionee is still employed by the Company, with a check payable to the Company for fifty percent (50%) of the total cost of the number of shares so being acquired by such exercise with an acknowledgment that Optionee shall pay the balance pursuant to the terms of the following paragraph 6. All notices of exercise of Options must be given by the expiration date provided for in paragraph 1 above.

6.             Installment Payments.

(a)           If in Optionee’s notice of exercise of Optionee’s right to acquire stock of the Company the Optionee requests installment payment privileges for such stock, and if Optionee is still employed by the Company, then the Optionee shall pay for all such stock subject to such exercise as follows:

(i)            50% of the total cost of such stock to be paid by check of the Optionee payable to the Company and which shall be sent with Optionee’s notice of exercise of such Option shares.

(ii)           25% of the total cost of such shares shall be payable not later than six (6) months from the date of exercise of such Option.

(iii)          The remaining balance of 25% shall be payable not later than twelve (12) months from such date of exercise of such Option.

(b)           There shall be simple interest on the unpaid balance of the cost of such stock payable by the Optionee for such extended payment terms. Interest shall be at the prime rate from time-to-time as published by The Wall Street Journal and shall be payable when installments of the purchase price are payable as provided for in subparagraph (a) above.

(c)           If the Optionee fails to timely pay to the Company all of the installments, including interest, due under the installment payment privileges outlined above, then upon written demand of the Company the Optionee shall promptly retransfer all stock acquired as a result of such Option exercise to the Company. Upon receipt of such stock, the Company shall, to the extent Optionee has already paid for such stock, compensate the Optionee for such stock at a price equal to the lesser of (i) the per share price paid by the Optionee as provided for in paragraph 1 above or (ii) the then Fair Market Value of the stock of the Company as determined and provided for most recently in the Plan.

(d)           The Optionee may not sell or offer to sell any stock of the Company while Optionee has any outstanding debt to the Company for the purchase of stock as permitted under subparagraph (a) above.

(e)           The Optionee may not request or pay for any of such stock on the installment basis if Optionee is not still employed by the Company. If the Optionee’s employment with the Company terminates after Optionee has requested installment payment and while any such installment payments are still due to the Company, all such installment obligations and accrued and unpaid interest shall immediately upon written demand of the Company be due and payable in full.

7.                                      Restrictions and Other Provisions Regarding Transfer of Stock.

Upon receipt of the stock from the Company after exercise by Optionee of the Option, such stock shall be subject to limitations on transfer and related provisions as follows:

(a)           Under no circumstances, notwithstanding anything in this Agreement to the contrary, may an Optionee transfer any stock, even if such transfer is otherwise permitted under this Agreement, if in the opinion of the Company such transfer would be in violation of or cause the Company to incur any liability under any federal, state or other securities law, or any other requirement of law or of any regulatory body within jurisdiction over the Company, or if doing same would constitute a breach by the Company of any loan agreement or similar contract or commitment of the Company.

(b)           No sale, transfer, pledge, gift, assignment, encumbrance, disposition or other such acts, either voluntary or involuntary, by express action or operation of law or otherwise, of any stock may be made by any Optionee at any time unless expressly permitted under the terms of this Agreement or consented to in writing by the Company.

(c)           No transfer which is otherwise expressly permitted under the terms of this Agreement may nevertheless be made if (i) such transfer is a sham or device to evade the provisions and intent of this Agreement or if (ii) the Company reasonably determines that such transfer is to a transferee who is a convicted felon or of poor financial or moral character or reputation or is a competitor, directly or indirectly, of the Company or any of its subsidiaries, or if such transfer or transferee reasonably could otherwise materially jeopardize the business or operations of the Company or if (iii) Optionee’s employment with the Company has terminated and the Company is required to or has the right to purchase the Optionee’s stock under any of the circumstances required or permitted in any of the following provisions of this paragraph 7.

(d)           Any stock otherwise transferable pursuant to the express provisions of this Agreement shall, notwithstanding anything in this Agreement to the contrary, nevertheless be subject to the Company’s right of first refusal. If the Optionee has obtained an offer to purchase his stock of the Company, the Optionee shall notify the Company of such offer with a copy of such offer including the price, terms and conditions of the offer. The Optionee shall also submit to the Company reasonable information regarding the prospective purchaser. The Company may, but is not required to, accept such offer of sale. The Company shall, within thirty (30) days after receipt of such written offer and all other required information, notify the Optionee as to whether or not it shall exercise its right of first refusal by accepting such offer. If the offer is accepted by the Company, then the Company and the Optionee shall close the sale of such stock in accordance with the terms and conditions of such offer from such third party. If such offer is not accepted by the Company, then the Optionee may sell such stock to the bona fide purchaser but strictly and only in accordance with the offer that was made to the Company except that, notwithstanding anything in such offer to the contrary, the closing of the transfer of title to the stock and payment in full by such bona fide purchaser must be completed within 45 days of the original receipt by the Company of such offer from the Optionee even if such offer provides for a longer time for such closing and payment. No such transfer may be made unless the Optionee has first paid all advances, debt and other obligations to the Company whether due then or at a later date. In that event, subject to the other terms of this Agreement, such purchaser shall be a stockholder of the Company subject to all of the terms and conditions of this Agreement. However, if the Optionee and such bona fide purchaser make any material modification to the terms of that original offer, then the Optionee must proceed again with offering the revised terms and conditions for the stock to the Company in the same manner as provided above. The Optionee may only offer to sell and so sell all of the Optionee’s stock of the Company; no sale by the Optionee may be made at any time without the written consent of the Company which constitutes a sale of less than all of the stock owned by the Optionee. Upon such sale of stock, Optionee’s rights to acquire any additional stock of the Company shall thereupon terminate without further action and notwithstanding any other provision of this Agreement to the contrary. If the Optionee has, pursuant to the foregoing provisions, sold his stock of the Company, then any advances and other debts and obligations of the Optionee to the Company shall immediately be due and payable by acceleration.

(e)           Upon termination of Optionee’s employment with the Company or any subsidiary of the Company for any reason other than as provided for in subparagraph (f) or (g) below, the Optionee shall sell, and the Company shall purchase, all of the stock of the Company owned by the Optionee. The purchase price shall be the Fair Market Value of the stock as of the termination of employment and as determined under the Plan as then in force and effect. The Company shall pay for all such stock within six (6) months of such termination of employment.

(f)            Upon termination of Optionee’s employment with the Company or any subsidiary of the Company by resignation of the Optionee or by retirement from the Company prior to age 60 or before completion of 20 years of service with the Company, the Company may, but shall not be required to, purchase all of the stock of the Optionee at the Fair Market Value of the stock as of the termination of employment and as determined under the Plan as then in force and effect. Such option shall be exercised by the Company within one (1) year of such termination of employment by the Optionee, and payment by the Company for such stock shall occur within six (6) months of such notice by the Company of its exercise of its option to reacquire such stock. If the Company does not exercise its right within such time to acquire all of the stock of the Optionee, all of the provisions of this Agreement shall continue to bind such Optionee including the Company’s right of first refusal to acquire the stock of the Optionee as provided for in paragraph 7(d) above.

(g)           Upon termination of Optionee’s employment with the Company by reason of the Optionee’s death or permanent and total disability, then the Optionee shall sell to the Company, and the Company shall purchase, all of the stock of the Optionee. Upon termination of Optionee’s employment with the Company by reason of the Optionee’s retirement from the Company at or after age 60 or after completion of 20 years of service of the Company, then the Optionee may elect by notice to the Company within six (6) months of such retirement to retain such Optionee’s stock, and if such Optionee fails to give such notice within such six (6) months then the Optionee shall sell to the Company, and the Company shall purchase, all of the stock of such Optionee. The price of such stock under any of the foregoing provisions shall be the higher of (i) the stock’s Fair Market Value as of the termination of employment and as determined under the Plan as then in force and effect or (ii) the stock’s prorata share of five times the Company’s average annual net income before tax for the Company’s three fiscal years immediately preceding termination of employment. The Company shall make payment in full for such stock within nine (9) months of Optionee’s such termination of employment.

(h)           Within ten (10) days of any event described in subparagraphs (e), (f) or (g) above which requires the sale of the Optionee’s stock to the Company, all certificates representing such stock shall be delivered by Optionee to the Company with appropriate executed stock transfers conveying, representing and warranting good title to the Company for all such stock in compliance with the terms of this Agreement and free and clear of all liens, encumbrances or claims of any third party. No payments made by the Company for Optionee’s stock as provided for in subparagraphs (e), (f) and (g) above shall require payment by the Company of any interest on the unpaid purchase price. Notwithstanding anything in this Agreement to the contrary, all repurchases of stock by the Company from the Optionee shall be subject to any applicable restrictions contained from time-to-time in the Company’s debt and equity financing agreements. If any such restrictions prohibit the repurchase of such stock which the Company is otherwise entitled or required to make, then the time periods provided for in this Agreement for such repurchase shall be suspended at the election of the Company, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

(i)            Any purchase price otherwise payable by the Company to the Optionee upon the purchase of stock by the Company which is owned by the Optionee under any of the circumstances provided for in this paragraph 7 shall be subject to set off and deduction for any advances, debt or other obligations of the Optionee to the Company by acceleration and notwithstanding any other arrangements which Optionee may have made with the Company previously in connection with repayment of any such obligation.

(j)            If at any time the Company sells any stock of the same class of stock owned by the Optionee which constitutes a public offering and which is registered under the Securities Act of 1933 or any other applicable law, then, as long as any such stock is issued and outstanding, and even if the Optionee’s stock is not so registered, all of the foregoing definitions and references to Fair Market Value or any other formula or determination of the stock’s value shall be considered deleted and there shall be substituted for such provisions the market price, at the applicable time, of the Company’s stock subject to such public offering and registration.

(k)           Notwithstanding anything to the contrary, none of the provisions of this paragraph 7 shall be applicable, and all such restrictions and other provisions shall be considered null and void, as to any and all stock of the Company owned by the Optionee, which is registered under the Securities Act of 1933 or any other applicable law and a sale or other transfer of such stock may then be lawfully made without cost, breach of contract or liability to the Company as determined by it.

(l)            If at the time Optionee exercises his Option the Company has elected under the Code to be taxed as a Subchapter S corporation, then Optionee shall promptly execute any consent as a shareholder of the Company to maintain such Subchapter S tax status which the Company may request and shall not at any time, voluntarily or involuntarily, make or permit any transfer of stock of the Company owned by the Optionee which causes or permits such stock to be owned by any entity which is not a permitted Subchapter S shareholder under the Code.

(m)          The Optionee may transfer title to any stock in the Company owned by him to a grantor-type, revocable trust as a part of Optionee’s estate planning provided that, during Optionee’s life and while he is legally competent, Optionee is the sole trustee of such trust. Upon the death or incompetence of Optionee, the successor trustee of such trust shall, in the same manner as the Optionee, be bound by all of the terms and conditions of this Agreement. In all such cases, any permitted or required rights and obligations of the Optionee and the Company under this Agreement shall continue to apply, and the Optionee shall for such purposes nevertheless be considered the owner of such stock notwithstanding such transfer of such stock to such trust. No such transfer to or ownership by a trust, whether before or after Optionee’s life, shall deny or restrict any right of the Company with respect to such stock of the Optionee. Notwithstanding anything in this Agreement to the contrary, such trust shall at all times constitute an eligible and qualified Subchapter S trust under the Code. No transfer by Optionee to such trust, and no amendment to any such trust, shall be effective under this Agreement unless and until the Optionee , at his or her option, either (i) submits to the Company a true and complete copy of the trust agreement as amended and the Company determines that the trust is an eligible and qualified Subchapter S trust and so notifies the Optionee or (ii) obtains and delivers to the Company, at the Optionee’s cost, an unconditional and unqualified opinion of competent legal counsel that such trust, as amended, constitutes an eligible Subchapter S trust. Selection of such counsel and the content of such opinion shall be subject to the approval of the Company exercised in its sole discretion. If at any time such trust for any reason does not so qualify as an eligible Subchapter S trust, then the Company may disregard such trust for all purposes as an owner of the stock.

(n)           If and to the extent of any inconsistency between the restrictions and other provisions regarding transfer of stock contained in paragraph 7 of this Agreement with any such provision in any prior Stock Option Agreement entered into between the Company and the Optionee for previous Options, the terms of paragraph 7 of this Agreement shall control and shall be applicable to all stock of the Company acquired by the Optionee whether acquired pursuant to the terms of this Agreement or any such previous Stock Option Agreement but only if and to the extent that these provisions of this subparagraph (I) do not, in the sole discretion and opinion of the Company, jeopardize the qualification of the Options as incentive stock options under Section 422 of the Code. All of the provisions of this paragraph 7 shall apply to all stock owned by the Optionee whether acquired pursuant to any Stock Option Agreement or otherwise unless and to the extent there is a written contract signed by the Optionee and the Company which specifically states that it supercedes this Agreement or exempts the stock subject to such contract from this Agreement.

8.             Stock Option Plan.

(a)           This Agreement has been entered into between the Company and the Optionee subject to all of the terms and conditions of the Plan. Optionee expressly acknowledges that the Optionee has received and had an opportunity to review and consider both the Plan and this Agreement. All provisions of the Plan, as it may be amended, are at all times considered to be adopted by reference as a part of this Agreement.

(b)           The Plan is intended to be consistent with all of the provisions of this Agreement, but to the extent of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall be deemed to be controlling.

9.             Acknowledgments by Optionee.

The Optionee acknowledges to the Company, as a material inducement to the Company to enter into this Agreement, the following:

(a)           No guaranty or other assurances of any kind have at any time been made to the Optionee by the Company or any officer, director, or other representative of the Company regarding the present or possible future value of any stock of the Company or of the business prospects of the Company or of possible terms and conditions of any subsequent option rights or of the number of shares of common stock or of other classes of stock which may be outstanding from time-to-time. There are no preemptive rights of the Optionee. Neither this Agreement nor the Options gives the Optionee any rights whatsoever with respect to any operations of the Company or any acquisitions, divestitures, corporate reorganizations, asset transfers, liability assumptions or other activities of the Company.

(b)           The Optionee, by reason of such Optionee’s business and financial experience, has the capacity to protect the Optionee’s own interests in connection with this Agreement. The Optionee has been encouraged to consult with his own attorney, accountant, tax and financial advisor in connection with this Agreement prior to its execution. No guaranty or other assurances of any particular income or other tax incidence, consequences, or amount or category is or has ever been made by the Company. The Optionee acknowledges that the Company reserves the right at any time to elect be taxed as a Subchapter S corporation under and subject to the requirements of the Code. All taxable consequences to the Optionee of the grant and exercise of any Option and the ownership and sale of any stock so acquired shall be determined by Optionee and not the Company. This and other Options granted to the Optionee are intended to be incentive stock options qualified under the Code, but the Company does not guaranty or assure the Optionee that the grant or exercise of this or any other Options shall so qualify.

(c)           The Optionee has substantial other net assets and has adequate means of providing for his current needs and possible personal contingencies and has no need for liquidity of any investment in stock of the Company. The Optionee can bear the economic risk of exercising any Option and owning stock of the Company.

(d)           The Optionee can bear the economic risk of losing his entire investment in the Company and has, alone or together with a competent professional advisor, such knowledge and experience in financial matters that such Optionee is capable of evaluating the relative risks and merits of an investment in the stock of the Company and had an adequate opportunity to ask questions of and receive answers from the Company and its directors and officers concerning the terms and conditions of such an investment. Stock of the Company is highly speculative and involves a high degree of financial risk.

(e)           Any stock obtained upon exercise of the Option would be acquired by the Optionee solely for the Optionee’s account, for investment purposes only, and would not being purchased with a view to or for the resale, distribution, subdivision or fractionization of it. The Optionee has no present plans or commitments to enter into any such contract, undertaking, agreement or arrangement.

(f)            The Optionee acknowledges that any stock obtained under this Agreement and which would be issued to the Optionee would be issued without registration under the Securities Act of 1933 or any other law, and no transfer or sale of such stock or of any interest in it may be made except under an effective registration statement under such act or unless made pursuant to an exemption from such registration, including any exemption which may be required under any applicable state laws including, without limitation, those of the State of Illinois. No assurances of any future registration of the stock have been made to the Optionee. The Optionee understands and acknowledges that no offering literature, prospectus or investment memorandum or similar other document has been or will be furnished in connection with any stock of the Company.

(g)           The Optionee acknowledges that no governmental agency has made any finding or determination relating to the appropriateness of the Fair Market Value of any stock of the Company, and that no governmental agency has recommended or will recommend such stock.

(h)           The Optionee acknowledges that he is an “at-will” employee of the Company or a subsidiary of the Company and is entering into this Agreement voluntarily and not under duress of any kind. No employment rights whatsoever are provided for, promised or implicit in this Agreement.

(i)            The Optionee acknowledges that this Agreement and the Plan were discussed, executed and delivered in the State of Illinois, and that no action in connection with any of these transactions occurred outside of the State of Illinois.

10.          No Commissions or Fees.

The parties acknowledge and agree that no entity is entitled to or has received or will be paid any commission or brokers or finders fee or similar payment, contingent or otherwise, by reason of the Options granted under this Agreement or the acquisition of stock of the Company pursuant to exercise of the Options.

11.          Stock Legend.

All of the stock issued pursuant to this Agreement shall contain a legend on the certificate stating, among other things, that it was issued pursuant to the terms and conditions of this Agreement and the Plan.

12.          Activities by David K. Hill

The Optionee acknowledges that David K. Hill and his family may continue to engage in residential, commercial and other real estate development, sale, ownership and other activities through companies other than the Company. Neither the Optionee nor the Company shall have any rights or claims based on such activities whether based on alleged lost corporate opportunity of the Company or otherwise. The

Optionee also acknowledges that the restrictions and other provisions regarding transfer of stock contained in paragraph 7 above shall not apply to any stock owned at any time by or for the benefit of David K. Hill and his family whether such stock was acquired by the exercise of Options or otherwise.

13.          Amendment and Complete Agreement.

(a)           The parties acknowledge that subject to the provisions of the Plan, no rights or obligations under this Agreement may be cancelled, terminated or revoked by either party, and this Agreement may not be amended, unless both parties execute a written modification or consent to any such action. This Agreement with the Plan contains the entire understanding of the parties with respect to its subject matter and supersedes any prior understandings the parties may have made regarding its subject matter.

(b)           The parties acknowledge that, subject to the provisions of paragraph 7(n) above, this Agreement does not replace any previous Stock Option Agreements but rather is in addition to them.

14.          Costs and Expenses.

In the event a party to this Agreement fails to perform such parties’ obligations under the Agreement or in the event a dispute arises concerning the meaning, interpretation or application of any provision of this Agreement, the prevailing party in any such dispute shall be entitled to payment by the other party or parties of all costs and expenses incurred by the prevailing party in enforcing or establishing the prevailing parties’ rights under this Agreement, including, without limitation, reasonable attorney’s fees, whether suit be brought or not, and whether incurred in trial or appellate proceedings.

15.          Miscellaneous.

(a)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois. Jurisdiction and venue for any disputes regarding them shall be in the Circuit Court of Cook County, in Chicago, Illinois.

(b)           Time is of the essence in this Agreement. The Company may, but is not required to, extend any deadline provided for in this Agreement.

(c)           The parties intend and believe that each provision of this Agreement complies with all applicable federal, state and local laws and judicial decisions. However, if any provision or portion of any provision is found by a court of law to violate any applicable federal, state or local law, judicial decision or public policy and such court declares such provision illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties that such portion shall be given force to the fullest extent possible that it is legal, valid and enforceable, and the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion were not contained in this Agreement. In such event, the rights, obligations and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

(d)           This Agreement may be executed in one or more counterparts all of which shall be taken to be one and the same instrument and all of which shall have the force and effect as if all of the parties have executed the same counterpart.

(e)           The parties shall promptly execute and deliver all documents and provide all information as shall be reasonable, necessary or appropriate to carry out the purpose and intent of this Agreement.

(f)            This Agreement shall be binding upon and inure to the benefit of the parties and their respective and applicable legal representatives, trustees, beneficiaries, heirs, devisees, executors, administrators, successors and assigns.

(g)           The Recitals at the beginning of this Agreement are an integral part of and incorporated in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first indicated above.

COMPANY:		Kimball Hill, Inc.

By:
David K. Hill, Chairman and CEO

OPTIONEE: